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                                                                    Exhibit 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 33-44516, 33-46026, 33-62226, 33-88598, 333-
2751, 333-29981, 333-52547, 333-75065, 333-34188 and 333-54200) of Emisphere
Technologies, Inc., of our report dated February 1, 2002, relating to the financial statements of Emisphere Technologies, Inc., which appears in this Form 10-K.


/s/ PricewaterhouseCoopers LLP


New York, New York
March 27, 2002